EXHIBIT 3.01



                           MINNESOTA SECRETAY OF STATE
                               NOTICE OF CHANGE OF
                       REGISTERED OFFICE/REGISTERED AGENT


1.   Entity Name: Buffalo Wild Wings, Inc.

2.   Registered Office Address: 5500 Wayzata Boulevard, Suite 1600
                                Minneapolis, MN 55416

3. Registered Agent (Registered agents are required for foreign entities, but optional for Minnesota entities): None

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 308B, 317A.123 or 322B.135, I certify that the above listed company has resolved to change the entity's registered office and/or agent as listed above.

I certify that I am authorized to execute this notice, and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.


/s/ James M. Schmidt
--------------------
Executive Vice President

Name & Telephone Number of a Contact Person: Diane Heney (612-408-5438)


Filed:
State of Minnesota Department of State
Filed September 17, 2007
Mark Ritchie, Secretary of State